Exhibit 10.1

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Omitted Information is indicated by [***].

SIXTH AMENDMENT [VEI0005-25] TO THE

MASTER SERVICES AGREEMENT BETWEEN

EMBRAER S.A. AND EVE UAM, LLC

THIS Sixth Amendment [VEI0005-25] (“Amendment 6”) to the Master Service Agreement between Embraer S.A. and Eve UAM, LLC dated December 14, 2021, as amended from time to time (the “Original Agreement”), is made and entered in Jul 29,2025, to be effective as of January 01, 2025 by and between:

EMBRAER S.A., joint-stock corporation (sociedade anônima) organized under the laws of the Federative Republic of Brazil having its principal place of business at Avenida Brigadeiro Faria Lima, 2170, in the City of São José dos Campos, State of São Paulo, Brazil (“Embraer”); and,

EVE UAM, LLC, limited liability company organized under the laws of the State of Delaware, United States of America, having its principal place of business at 1400 General Aviation Drive, Melbourne, FL 32935, United States (“Eve”);

Embraer and Eve are referred to herein, individually, as a “Party”, and collectively as the “Parties”.

Whereas, Embraer and Eve have agreed to revise certain terms to update Parties contact names and address in Section 12.2 of the Original Agreement as well as Eve Relationship Manager contact in item 17. of Exhibit 1 Integrated Product Development - Statement of Work SOW Number 01 of the Original Agreement.

Whereas, Embraer and Eve have agreed to update the terms related to fees and payment excluding the application of the Fees in travel expenses of the (i) section 4.1 item (a), (ii) item 14. of Exhibit 1 Integrated Product Development - Statement of Work SOW Number 01 and (iii) item 13. of Exhibit 2 UAM Business Services - Statement of Work SOW Number 02 of the Original Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, sufficiency and receipt of which are hereby acknowledged, the Parties hereto agree to amend the Original Agreement as follows:

All capitalized terms used herein, unless otherwise defined or indicated, shall have the same meaning as referred to in the Original Agreement.

1.               MODIFIED CLAUSES

1.1 The Parties agree to delete the terms of Section 4.1, item (a) of the Original Agreement and replace it for the following terms:

“Section 4.1 Fees and Expenses.

(a)  Payment of Fees/Expenses. Eve shall pay the fees set out in the applicable SOW (the “Fees”), except for travel-related expenses connected to the object of this Agreement, and shall reimburse Embraer for all reasonable and documented out-of-pocket costs and expenses incurred by Embraer and its Representatives in connection with a SOW (“Expenses”). Unless otherwise provided in an applicable SOW, Fees and Expenses will be payable within forty-five (45) days of receipt by Eve of an invoice from Embraer together with documentation supporting the Fees and Expenses set forth on such invoice. All payments and amounts due or paid under or in connection with this Agreement will be in United States Dollars. No payment shall be deemed to have occurred unless and until the amounts due are fully credited to Embraer in freely available US dollars in the bank or other account designated by Embraer. Disputes concerning any Fees or Expenses or related invoices shall be resolved in accordance with the dispute resolution procedures set forth in Section 12.3.

i.      For the sake of clarity, travel-related expenses shall be reimbursed to Embraer without transfer pricing application and without the gross up for PIS/Cofins or any other tax due upon income recognition.

1.2 The Parties agree to delete the terms of Section 12.2 of the Original Agreement and replace it for the following terms:

“Section 12.2 Notices. All notices, requests, consents, claims, demands, waivers and other communications under this Agreement (each, a “Notice”) must be in writing and addressed to the other Party at its address set forth below (or to such other address that the receiving Party may designate from time to time in accordance with this Section 12.2). All Notices may be delivered by email or similar, comparable electronic communications, except that Notices to a Defaulting Party under Section 7.1 must be delivered by personal delivery, nationally recognized overnight courier or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) on receipt by the receiving Party; and (b) if the Party giving the Notice has complied with the requirements of this Section 12.2.

Notice to Eve:	1400 General Aviation Drive Melbourne, FL 32935 Attention: General Counsel Email: legal@eveairmobility.com
Notice to Embraer:	Avenida Dra. Ruth Cardoso, 8501, 30th floor (part), Pinheiros, São Paulo, SP, 05425-070, Brazil Attention: Thalita Alfano Sulas Grandis Email: [***]”

1.3 The Parties agree to delete the terms of item 17. of Exhibit 1 - Integrated Product Development - Statement of Work SOW Number 01 of the Original Agreement and replace it for the following terms:

“17. SOW Relationship Managers.

17.1. Embraer Relationship Manager:

Rodrigo Pinto Arman

e-mail: [***]

Phone: [***]

17.2. Eve Relationship Manager:

Jorge Brandao Pereira Bittencourt

e-mail: [***]

Phone: [***]”

1.4 The Parties agree to delete the terms of item 14. of Exhibit 1 Integrated Product Development - Statement of Work SOW Number 01 of the Original Agreement and replace it for the following terms:

“14. Fees. Subject to Article IV of the Master Agreement, Eve shall pay to Embraer all direct and indirect costs and expenses (including all sales, use, value added and similar Taxes) incurred by Embraer and its Affiliates in connection with providing the Services under this SOW, plus such amounts as shall be determined in accordance with applicable transfer pricing regulations except for travel-related expenses as mentioned in clause 4.1., “(a)”, item “i” of the Master Agreement. Direct costs including direct labor costs and manufacturing costs related to parts produced by Embraer or its Affiliates, assembly, final assembly of the Test Vehicles, and/or indirect costs including external consulting, visit to suppliers, technical meeting outside Embraer’s facilities, infrastructure related costs to install and modify Test Vehicles (inside or outside Embraer’s facilities), laboratories services, service centers, airport services, engineering and technical specialists subcontracting, Airworthiness Authorities fees, Spare Parts, as well as costs related to logistics (national & international) including exporting/importing, wrapping, packing, transportation, extraction from boxes or positioning/repositioning of Test Vehicles or any other part, material, Test Vehicles depreciation, insurance coverage for Test Vehicles and facilities in support of the test campaigns, will be invoiced by Embraer to Eve, provided, however, that international (i.e., non-Brazilian) Third Party services, if required, shall always be contracted by Eve or its Subsidiaries or Affiliates.

Embraer shall invoice Eve with a description and breakdown of the incurred costs by Embraer on a quarterly basis which shall be payable within forty-five (45) days of receipt by Eve of an invoice from Embraer. All payments and amounts due or paid under or in connection with this Agreement will be in United States Dollars. No payment shall be deemed to have occurred unless and until the amounts due are fully credited to Embraer in freely available US dollars in the bank or other account designated by Embraer.

Where Services are to be provided, and Fees therefore paid, on a daily or hourly basis, supply thereof shall: (i) be deemed to have commenced (a) on the first day of that Services are provided, if Services are to be provided at the site that such Personnel regularly is employed (“Embraer Site”); (b) on the first day of such Embraer Personnel’s trip, if Services are to be provided at any place other than the Embraer Site; and (ii) be deemed completed (a) on the last day of Services, for Services provided at the Embraer Site, (b) upon the arrival of such Embraer Personnel at such individual’s place of residence or another destination not connected to the Services. Rates calculated on a per-day basis shall always apply in full, regardless of the period of the day in which the Services are commenced or completed. The invoicing of unfinished services that may be still being performed at the time of the monthly payment reconciliations shall be calculated based upon the actual hours and/or days accumulated within the 30 (thirty) days following the previous invoicing cut off time/day.”

1.5 The Parties agree to delete the terms of item 13. of Exhibit 2 UAM Business Services - Statement of Work SOW Number 02 of the Original Agreement of the Original Agreement and replace it for the following terms:

“13. Fees. Subject to Article IV of the Master Agreement, Eve shall pay to Embraer all direct and indirect costs and expenses (including all sales, use, value added and similar Taxes) incurred by Embraer and its Affiliates in connection with providing the Services under this SOW, plus such amounts as shall be determined in accordance with applicable transfer pricing regulations application except for travel-related expenses as mentioned in clause 4.1., “(a)”, item “i” of the Master Agreement. Direct costs including direct labor costs and manufacturing costs related to parts produced by Embraer or its Affiliates, assembly, final assembly of the Test Vehicles, and/or indirect costs including external consulting, visit to suppliers, technical meeting outside Embraer’s facilities, infrastructure related costs to install and modify Test Vehicles (inside or outside Embraer’s facilities), laboratories services, service centers, airport services, engineering and technical specialists subcontracting, Airworthiness Authorities fees, Spare Parts, as well as costs related to logistics (national & international) including exporting/importing, wrapping, packing, transportation, extraction from boxes or positioning/repositioning of Test Vehicles or any other part, material, Test Vehicles depreciation, insurance coverage for Test Vehicles and facilities in support of the test campaigns, will be invoiced by Embraer to Eve, provided, however, that international (i.e., non-Brazilian) Third Party services, if required, shall always be contracted by Eve or its Subsidiaries or Affiliates.

Embraer shall invoice Eve with a description and breakdown of the incurred costs by Embraer on a quarterly basis which shall be payable within forty-five (45) days of receipt by Eve of an invoice from Embraer. All payments and amounts due or paid under or in connection with this Agreement will be in United States Dollars. No payment shall be deemed to have occurred unless and until the amounts due are fully credited to Embraer in freely available US dollars in the bank or other account designated by Embraer.

Where Services are to be provided, and Fees therefore paid, on a daily or hourly basis, supply thereof shall: (i) be deemed to have commenced (a) on the first day of that Services are provided, if Services are to be provided at the site that such Personnel regularly is employed (“Embraer Site”); (b) on the first day of such Embraer Personnel’s trip, if Services are to be provided at any place other than the Embraer Site; and (ii) be deemed completed (a) on the last day of Services, for Services provided at the Embraer Site, (b) upon the arrival of such Embraer Personnel at such individual’s place of residence or another destination not connected to the Services. Rates calculated on a per-day basis shall always apply in full, regardless of the period of the day in which the Services are commenced or completed. The invoicing of unfinished services that may be still being performed at the time of the monthly payment reconciliations shall be calculated based upon the actual hours and/or days accumulated within the 30 (thirty) days following the previous invoicing cut off time/day.”

2.               ENTIRE AGREEMENT

The Original Agreement, as modified from time to time in writing by the Parties, and as modified by this Amendment 6, including all Exhibits, constitutes the complete and exclusive agreement between the Parties relating to the subject matter hereof and cancels and supersedes all previous agreements between the Parties relating thereto, whether written or oral. Furthermore, the terms and conditions contained in this Amendment 6 do not create or represent a precedent for the interpretation of any other agreements that have been or will be executed between the Parties not in relation to the subject matter hereof.

All other terms and conditions set forth in the Original Agreement, not expressly modified by this Amendment 6, are hereby expressly ratified by the Parties, incorporated by reference and remain in full force and effect. In case of any conflict between this Amendment 6 and the Original Agreement, this Amendment 6 shall prevail.

If any provision of the Original Agreement, as amended from time to time, is or becomes void or unenforceable by force or operation of law, the other provisions shall remain valid and enforceable.

In witness whereof, Embraer and Eve have caused this Amendment 6 to be duly executed and delivered by their authorized representatives, in duplicate originals, to be effective as of the day first above written.

EVE UAM, LLC
/s/ Eduardo Siffert Couto
Name: Eduardo Siffert Couto Title: CFO
/s/ Johann Christian Jean Charles Bordais
Name: Johann Christian Jean Charles Bordais Title: CEO

EMBRAER S.A.
/s/ Antonio Carlos Garcia
Name: ANTONIO CARLOS GARCIA Title: Vice President Finance and Investor Relations
/s/ Roberto De Deus Chaves
Name: ROBERTO DE DEUS CHAVES Title: EVP, Global Procurement & Supply Chain